UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            SOFTQUAD SOFTWARE, LTD.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
               N/A
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     (2) Aggregate number of securities to which transaction applies:
         N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
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     (4) Proposed maximum aggregate value of transaction:
         N/A
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     (5) Total fee paid:
         N/A
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

[_] Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
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(2)      Form, Schedule or Registration Statement No.:
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(3)      Filing Party:
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(4)      Date Filed:
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Notes:


Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                 [SOFTQUAD LOGO]


March 13, 2001


Dear Fellow Shareholder:

This year's Annual Meeting of Stockholders of SoftQuad Software, Ltd. a Delaware corporation (the "Company"), will be held at Le Royal Meridien King Edward Hotel, Vanity Fair B, Toronto, Ontario, Canada on Tuesday, April 10, 2001 at 4:00 p.m., local time. You are cordially invited to attend. The matters to be considered at the meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. The Company's Board of Directors recommends that you vote: (i) FOR the election of five nominees to serve as Directors of the Company, (ii) FOR the ratification of the selection of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending September 30, 2001, and (iii) FOR the approval of certain amendments to the Company's 2000 Stock Option Plan.

To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible. Your vote is important. At the Annual Meeting, I will review the Company's activities during the past year and its plans for the future. Stockholders will be given the opportunity to address questions to the Company's management. I hope you will be able to join us.

Sincerely,

Roberto Drassinower

/s/ Roberto Drassinower
--------------------------
Roberto Drassinower
CEO and Chairman of the Board

                             SOFTQUAD SOFTWARE, LTD.
                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                      To be Held on Tuesday, April 10, 2001

TO THE STOCKHOLDERS OF SOFTQUAD SOFTWARE, LTD.

Notice is hereby given that the Annual Meeting of Stockholders of SoftQuad Software, Ltd. a Delaware corporation (the "Company"), will be held at 4:00 p.m., local time, on Tuesday, April 10, 2001 in the Vanity Fair B Room, at Le Royal Meridien King Edward Hotel, Toronto, Ontario, Canada for the following purposes:

1. To elect five Directors to hold office for a period of one year, expiring at the 2002 Annual Meeting of Stockholders or until the election and qualification of their respective successors;
2. To ratify the selection of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending September 30, 2001;
3. To approve amendments to the Company's 2000 Stock Option Plan which would (a) increase the number of shares for which options may be granted from 4,899,500 to 5,500,000; and (b) set the maximum number of shares that may be issued to any optionee in a year at 400,000; and
4. To transact such other business as may properly come before the meeting.

The Board of Directors fixed the close of business on February 15, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. Only stockholders of record as of the close of business on such date are entitled to notice of, and to vote at, the annual meeting and any adjournment thereof.

We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

     David R. Lewis

     /s/ David R. Lewis
     ------------------
     David R. Lewis
     Chief Financial Officer, Secretary and Treasurer

March 13, 2001

     STOCKHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          to be held on April 10, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SoftQuad Software, Ltd., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on April 10, 2001 at 4:00 p.m., local time, in the Vanity Fair B Room, at Le Royal Meridien King Edward Hotel, Toronto, Ontario, Canada and at any adjournment thereof.

A shareholder submitting the enclosed proxy may revoke it at any time before his or her vote is cast at the Annual Meeting by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or of a duly executed proxy or ballot bearing a later date. Shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in the manner directed by the shareholder granting such proxy. If no direction is made, the shares represented by the proxy will be voted as recommended by the Board of Directors. This Proxy Statement is being transmitted or delivered to holders of the Company's Common Stock ("Common Stock") beginning on or after March 13, 2001, together with the Company's 2000 Annual Report to Stockholders.

Only stockholders of record at the close of business on February 15, 2001 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. As of such date, there were 8,229,769 shares of Common Stock outstanding, par value $0.001 per share, and 5,673,605 shares of SoftQuad Acquisition Corp., a subsidiary of the Company, that are exchangeable at any time into, and have voting rights equivalent to the Common Stock (each an "Exchangeable Share"). Each share of Common Stock is entitled to one vote, and the holder (the "Trustee") of the Company's special voting share (the "Special Voting Share") is entitled to one vote for each Exchangeable Share. Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of the Exchangeable Shares, except for those holders of Exchangeable Shares who request to vote in person at the annual meeting. Holders of Common Stock and the Special Voting Share are collectively referred to as "Stockholders". Cumulative voting is not permitted. Shares of Common Stock and the Special Voting Share voted as abstentions on any matter (or a "withhold vote for" as to a Director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting and as not voted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee will be cast by the Trustee in accordance with those instructions. If a properly executed voting instruction card is not received by the Trustee from the holder of Exchangeable Shares, the votes to which the such holder is entitled will not be exercised. For the purposes of this Proxy Statement, the term "Common Stock" includes both Common Stock and the Exchangeable Shares unless the context indicates otherwise. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares of Common Stock on one or more matters, those shares of Common Stock will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. The Company's bylaws provide that the holders of not less than a majority of the shares entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum.

All expenses in connection with the solicitation of proxies will be paid by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone calls or facsimile transmissions.

The Company's principal executive offices are located at 161 Eglinton Avenue East, Suite 400, Toronto, Ontario, Canada M4P 1J5.

                      ACTIONS TO BE TAKEN UNDER THE PROXIES

I.   ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of its Board of Directors, which is comprised of six members. The term of each of the Directors expires at the Annual Meeting. Effective at the Annual Meeting the number of Directors shall be reduced to five.

Directors will be elected at the Annual Meeting, each to hold office until the expiration of their term, or until their successor is elected and qualified, or until the earlier of their death, resignation or retirement. Roberto Drassinower, Andrew Muroff, Joan Dea, Robert Bagga, Brock Armstrong and Lawrence Goldberg are currently directors whose term expires at the 2001 Annual Meeting. Unless otherwise instructed, the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Roberto Drassinower, Andrew Muroff, Joan Dea, Brock Armstrong and Lawrence Goldberg as Directors.

The Board of Directors recommends a vote FOR the election of Roberto Drassinower, Andrew Muroff, Joan Dea, Brock Armstrong and Lawrence Goldberg as Directors.

The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of Roberto Drassinower, Andrew Muroff, Joan Dea, Brock Armstrong and Lawrence Goldberg as Directors.

Information regarding the Directors of the Company is set forth below:

---------------------------------------------------- -------------------------------- -------------------------------
NAME                                                               AGE                      EXPIRATION OF TERM
---------------------------------------------------- -------------------------------- -------------------------------
Roberto Drassinower  (1)                                           37                              2001
---------------------------------------------------- -------------------------------- -------------------------------
Andrew Muroff   (1)                                                32                              2001
---------------------------------------------------- -------------------------------- -------------------------------
Joan Dea (2)(3)                                                    37                              2001
---------------------------------------------------- -------------------------------- -------------------------------
Robert Bagga (3) (4)                                               31                              2001
---------------------------------------------------- -------------------------------- -------------------------------
Brock Armstrong (2)                                                54                              2001
---------------------------------------------------- -------------------------------- -------------------------------
Lawrence Goldberg                                                  45                              2001
---------------------------------------------------- -------------------------------- -------------------------------

     (1) Member of the Executive Committee of the Board of Directors
     (2) Member of the Audit Committee of the Board of Directors.
     (3) Member of the Compensation Committee of the Board of Directors.
     (4) Is not standing for re-election.

ROBERTO DRASSINOWER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER AND DIRECTOR

Roberto Drassinower has been the Chief Executive Officer and a director of SoftQuad Software, Ltd. since its inception in April 2000. He also served as the President of SoftQuad Software, Ltd. from its inception until October 2000. Mr. Drassinower has also served as the Chief Executive Officer of SoftQuad Software, Inc. ("SoftQuad Canada") since its inception in October 1998, and as President from its inception to October 2000. He began his career with SoftQuad in January 1996, when it was part of SoftQuad International Inc. Over the last three years, Mr. Drassinower has been instrumental in refocusing our business on our XML products. From January 1995 to December 1995, Mr. Drassinower served as President of Carolian Systems, a UNIX network management company. While with Carolian Systems, Mr. Drassinower was responsible for research and development, technical support and developing a successful corporate sales team serving customers such as Compaq, Pepsi and 3M. Mr. Drassinower has worked in the software industry since 1985 and has over seven years experience managing technology businesses. In addition, Mr. Drassinower has over five years experience as a software engineer and systems designer.

ANDREW MUROFF
PRESIDENT AND DIRECTOR

Andrew Muroff has served as the President and a director of SoftQuad Software, Ltd. since October 2000. Mr. Muroff has many years of experience in leading mergers and acquisitions efforts, for high-tech public companies having led and closed about $100 million in acquisitions for a publicly traded company as well as having headed up business development for an international internet service provider. Before joining SoftQuad as President, Mr. Muroff was Director of Corporate and Legal Development of CYBERPLEX, Inc (CX:TSE), an international internet professional services firm, from January 1999 to October 2000. From May 1996 to December 1998, Mr. Muroff was Director of Business Development at Managed Network Systems, Inc., an international internet communications provider, where he cultivated key strategic partnerships. Mr. Muroff is a member of the Michigan Bar and holds an MBA degree from the University of Windsor, a BA in Economics from the University of Western Ontario and a law degree from the Detroit College of Law at Michigan State University.

JOAN DEA
DIRECTOR

Joan Dea has been a director of SoftQuad Software, Ltd. since June 2000. Ms. Dea is currently a Vice President and an officer of The Boston Consulting Group ("BCG"). Ms. Dea became an officer of BCG in 1994 after its merger with The Canada Consulting Group. She had been with Canada Consulting since 1989 and was a manager at the time of the merger. At BCG, Ms. Dea has co-led the development of BCG's global e-ventures business, which incubates and builds e-commerce businesses. Some of the e-commerce ventures Ms. Dea has been instrumental in building include a comprehensive consumer electronics navigation and retail site, a licensing marketplace for pharmaceutical companies and a B2B exchange. Ms. Dea also has extensive international consulting experience assisting corporations improve their competitiveness and performance. From 1995 to 1999, Ms. Dea built and led BCG's Canadian financial services practice. Ms. Dea holds a B.A. Economics and Political Science from Yale University and an MSc Economics (International Relations) from the London School of Economics.

ROBERT BAGGA
DIRECTOR

Robert Bagga has been a director of SoftQuad Software, Ltd. since July 2000. Mr. Bagga is currently the Chief Executive Officer of iJoin.com, Inc., a provider of online B2B creative solutions. Mr. Bagga founded Barter Business Exchange in 1993, and held the position of Chief Executive Officer until March 1999, when he successfully negotiated the merger of Barter Business Exchange with Seattle-based International Barter Corporation. The Company created by the merger, Ubarter.com, quickly became one of the world's largest B2B barter companies. After the merger, Mr. Bagga held the position of Chief Operating Officer of Ubarter.com until March 2000, when he became the Chief Executive Officer of iJoin.com. Mr. Bagga studied economics at York University. He has served on the Board of Directors of the International Reciprocal Trade Association, where he headed the Certification Committee responsible for the Certified Trade Broker Program, and is currently a member of the Young Entrepreneurs Organization.

BROCK ARMSTRONG
DIRECTOR

Brock Armstrong has been a director of SoftQuad Software, Ltd. since November 2000. Mr. Armstrong has been President and Chief Executive Officer of DC DiagnostiCare Inc. since January 2000. From October 1998 to December 1999, Mr. Armstrong was President of ING Equitable Life and Chief Executive Officer - Annuities of ING US Retail Financial Services, both US subsidiaries of ING Group, a global financial services company. From April 1997 to October 1998, Mr. Armstrong was Senior Vice President of The Prudential Insurance Company of America, one of the largest life insurance companies in the United States. From August 1994 to April 1997 Mr. Armstrong was Executive Vice President of London Insurance Group, a Canadian financial services company with operations in Canada, the United States and Asia. Mr. Armstrong is a Chartered Accountant and holds an Honours Bachelor of Business Administration degree from the University of Western Ontario.

LAWRENCE GOLDBERG
DIRECTOR

Lawrence Goldberg has been a director of SoftQuad Software, Ltd. since November 2000. Mr. Goldberg has been the Executive Vice President and Chief Financial Officer of Pinetree Capital Corp since February 2000. From September 1996 to January 2000, Mr. Goldberg was Chief Financial Officer of KL Group Inc., a company selling Java related development tools and components. From February 1995 to June 1996, he was Senior Vice President of Newstar Technologies Inc., which developed and sold application software directed at the commercial/residential property management industry. Mr. Goldberg, a Chartered Accountant, brings with him over 20 years of experience in the software industry. In addition to his responsibilities at Pinetree, Mr. Goldberg sits on the Boards of many of Pinetree's investee companies, acting as an advisor to management of those companies.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

During the year ended September 30, 2000, the Board of Directors held eight (8) meetings and took certain action on three other occasions by written consent. During such year each director attended at least 75 percent of the aggregate of
(i) the number of meetings of the Board of Directors held during the period he or she served on the Board, and (ii) the number of Committee meetings held during the period he or she served on such Committee.

The Company has standing Audit, Compensation and Executive Committees, each of which has the current membership indicated in the table on page four hereof. The Board of Directors has no standing nominating committee.

The Audit Committee consists of Joan Dea and Brock Armstrong, each of whom meets the independence requirements for audit committee members under the National Association of Securities Dealer's listing standards. The Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors, which is attached as Exhibit A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report," below. The Audit Committee held two (2) meetings during the past fiscal year.

The Compensation Committee is authorized to make recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's officers and employees, to administer the Company's 2000 Stock Option Plan and to perform such other functions as the Board of Directors may direct. The Compensation Committee held two (2) meetings during the past fiscal year.

The Executive Committee is authorized to exercise certain of the powers of the Board of Directors, subject to ratification by the full Board of Directors, and will meet as needed, usually in situations where it is not feasible to take action by the full Board of Directors.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent public accountants have the responsibility for the examination of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended September 30, 2000, the Audit Committee:

o Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2000 with management and Deloitte & Touche, LLP ("Deloitte") the Company's independent public accountants;

o Discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

o Received the written disclosures and the letter from Deloitte regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also discussed Deloitte's independence with Deloitte and considered whether the provision of non-audit services rendered by Deloitte was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors (see "Ratification of Independent Accountants" below).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended September 30, 2000 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                            Respectfully,

                                            Joan Dea
                                            Brock Armstrong

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the SEC. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such forms furnished to the Company, each of the Company's directors, officers and beneficial owners of more than 10% of the Common Stock has filed all forms required by Section 16 of the Exchange Act in fiscal 2000, except for the following: Margo Day filed a late Statement of Change in Beneficial Ownership on Form 4 reflecting the receipt of a stock option, and Michael Mendelson, a former director of the Company, has not filed an Annual Statement of Change in Beneficial Ownership on Form 5 reflecting the receipt of a stock option.

EXECUTIVE OFFICERS

--------------------------------------------------------------------------- ------------ ----------------------------
NAME AND POSITION                                                               AGE      HELD POSITION SINCE
--------------------------------------------------------------------------- ------------ ----------------------------
Roberto Drassinower, Chairman of the Board, Chief Executive Officer and         37                      1998
Director
--------------------------------------------------------------------------- ------------ ----------------------------
Andrew Muroff, President and Director                                           32                      2000
--------------------------------------------------------------------------- ------------ ----------------------------
David R. Lewis, Chief Financial Officer, Secretary and Treasurer                56                      2000
--------------------------------------------------------------------------- ------------ ----------------------------
Bruce Sharpe, Chief Technology Officer                                          46                      1998
--------------------------------------------------------------------------- ------------ ----------------------------
Peter Sharpe, Chief Scientist                                                   48                      1998
--------------------------------------------------------------------------- ------------ ----------------------------
Margo Day, Executive Vice President of Strategy and Business Development        40                      2000
--------------------------------------------------------------------------- ------------ ----------------------------
Pamela Geoga, Vice President of Sales                                           49                      2000
--------------------------------------------------------------------------- ------------ ----------------------------
Nick Mongston, Managing Director SoftQuad Limited                               40                      1999
--------------------------------------------------------------------------- ------------ ----------------------------

DAVID R. LEWIS
CHIEF FINANCIAL OFFICER, SECRETARY, AND TREASURER

David R. Lewis, B.Eng., CA, has served the Chief Financial Officer, Secretary, and Treasurer of SoftQuad Software, Ltd. since November 2000. Mr. Lewis has nearly 30 years of business experience including more than 15 years in the high-tech industry with specific software and Internet experience in the B2C and B2B global marketplaces. Since 1992, he has been CFO to a number of Nasdaq-listed companies, accumulating strong global experience in the software and B2C/B2B marketplaces. Prior to joining SoftQuad, from July 1999 to October 2000 he was CFO, Corporate Secretary, and Treasurer for SUMmedia.com Inc., a publicly traded (OTC Bulletin Board: ISUM), global, internet media and marketing company in the content management applications and solution sectors. From March 1999 to July 1999, Mr. Lewis was Chief Financial Officer of Alya International, Inc. (OTCBB: ALYA), a publicly listed software company engaged in the electronic security industry. From March 1998 to December 1999, Mr. Lewis was Chief Financial Officer, Corporate Secretary, and Director of Net Nanny Software International Inc. (V. NNS; OTCBB:NNSWF), a publicly listed software company involved in the personal computer e-commerce business. From September 1996 to February 1998, Mr. Lewis was Chief Financial Officer, Director and Corporate Secretary for Big Server Software Inc., a software company which developed enterprise-wide business databases. From July 1994 to February 1996, Mr. Lewis was Chief Financial Officer of Weir Jones Automotive Inc., a developer of patented automotive security devices. Mr. Lewis is a Chartered Accountant and holds a Bachelor of Engineering from Dalhousie University.

BRUCE SHARPE
CHIEF TECHNOLOGY OFFICER

Bruce Sharpe has served as the Chief Technology Officer of SoftQuad Canada since its inception in October 1998. He was appointed to the same position with SoftQuad Software, Ltd., and elected as a director of SoftQuad Software, Ltd., on its inception in April 2000. He held the same position when our business was conducted by SoftQuad International Inc. from January 1996 to October 1998. His responsibilities include product development activities, product design, feature selection, project management and quality assurance. From October 1993 to December 1995, Mr. Sharpe was the Director of R&D at Gravis Computer Technologies Ltd., a manufacturer of PC peripherals. Mr. Sharpe holds a Ph.D. in mathematics from the University of British Columbia. He is the brother of Peter Sharpe.

PETER SHARPE
CHIEF SCIENTIST

Peter Sharpe has served as the Chief Scientist of SoftQuad Canada since its inception in October 1998. He was appointed to the same position with SoftQuad Software, Ltd. on its inception in April 2000. He held the same position when our business was conducted by SoftQuad International Inc. from August 1996 to October 1998. Mr. Sharpe is the head designer and lead programmer of our products, including HoTMetaL and XMetaL. Mr. Sharpe was one of the founders of SoftQuad International Inc., and held the position of Director of SGML Development from February 1986 to May 1996. Mr. Sharpe was one of the original creators of XML and worked with other industry participants to define the XML standard as a founding member of the World Wide Web Consortium and its XML Technical Working Group. Mr. Sharpe holds a Masters of Science-Mathematics from the University of Toronto. He is the brother of Bruce Sharpe.

MARGO DAY
EXECUTIVE VICE PRESIDENT OF STRATEGY AND BUSINESS DEVELOPMENT

Margo Day has served as Vice President, Business Development of SoftQuad Software, Ltd. from April 2000 to October 2000, and as Executive Vice President, Strategy & Business Development from October 2000. From August 1999 to March 2000, Ms. Day was Vice President and Managing Director of Go2Net, one of the Internet's leading networks. While with Go2Net, she created HyperMart Business Unit, a leading small business e-commerce solutions-hosting community that now boasts more than 800,000 members. From November 1998 to July 1999, Ms. Day was Executive Vice President of Medweb, a provider of web-based telemedicine solutions. From April 1992 to September 1998, Ms. Day was with Lotus Development Corp., a provider of knowledge management, e-business, desktop, and collaborative software, and professional services, where she held increasingly senior roles, including

Senior Director for North American small and medium business, sales and field marketing, Director of Enterprise Sales, and Director of US Business Partner Sales.

PAMELA GEOGA
VICE PRESIDENT OF SALES

Pamela Geoga has served as Vice President, Sales of SoftQuad Software, Ltd. since March 2000. For 25 years until July 1998, Ms. Geoga worked for IBM Corporation and its subsidiary Lotus Development Corp. As Vice President, North America, for Lotus, a position she held from May 1988 to July 1998, Ms. Geoga led sales and service teams of up to 800 professionals generating annual revenues of approximately $600 million. Under her direction, the North American division evolved from a group of independent operating units into a fully integrated operation with dynamic, cross-organizational teams focused on specific market segments. She also introduced the Lotus Solution Sales process, a process which became a standard for IBM senior executives worldwide. Ms. Geoga holds a Bachelor of Science degree from Western Michigan University.

NICK MONGSTON

MANAGING DIRECTOR OF SOFTQUAD LIMITED

Nick Mongston has served as Managing Director of SoftQuad Limited (our U.K. subsidiary) since December 1999. From 1996 to 1999, Mr. Mongston served as U.K. sales and marketing manager and from 1991 to 1996 he served as Dealer Account Manager for Bayer Corporation (AGFA Division) in London, England. During this time, Mr. Mongston was responsible for functional and strategic management of the sales and marketing function.

EXECUTIVE COMPENSATION

The following table sets forth, for 2000 and 1999, information concerning total compensation paid to our chief executive officer and each of the other executive officers who received in excess of $100,000 for services rendered during the fiscal year ended September 30, 2000, in all capacities to the Company (the "Named Executive Officers"). In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits totaling less than 10% of the total salary and bonus reported. The columns for "Other Annual Compensation" and "All Other Compensation" have been omitted because there is no such compensation required to be reported.


                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                               ANNUAL COMPENSATION                      AWARDS
                                                   ----------- ----------- -------------------- -----------------------
                                                                                                 NUMBER OF SECURITIES
                                                                              OTHER ANNUAL        UNDERLYING OPTIONS
EXECUTIVE                                  YEAR      SALARY      BONUS        COMPENSATION
                                          -------- ----------- ----------- -------------------- -----------------------
Roberto Drassinower                       2000      $102,092    $77,050          $120,000(1)          400,000
Chief Executive Officer                   1999       $80,000    $27,000                               550,010

Bruce Sharpe                              2000       $80,400    $30,150                                50,000
Chief Technology Officer                  1999       $66,000          -                               333,330

Peter Sharpe                              2000       $80,400    $30,150                                50,000
Chief Scientist                           1999       $66,000          -                               333,330

Nick Mongston                             2000       $98,150    $40,540                                60,000
Managing Director of SoftQuad             1999             -          -
Limited

Jonathan Sachs (2)                        2000       $98,300    $13,400                                50,000
Vice President of Marketing               1999       $61,000          -                               333,330

(1)      Represents housing loan.
(2)      Jonathan Sachs left SoftQuad effective October 2000.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth each grant of stock options during the fiscal year ended September 30, 2000 to the Named Executive Officers. The percentage of total options set forth below is based on an aggregate of 2,568,700 options granted to employees during the fiscal year ended September 30, 2000. The exercise price was equal to the market value on the date of grant as determined by our Board of Directors.

                          OPTION GRANTS IN FISCAL 2000
                               (INDIVIDUAL GRANTS)

                                 NUMBER OF           PERCENT OF TOTAL OPTIONS     EXERCISE
                           SECURITIES UNDERLYING     GRANTED TO EMPLOYEES IN       PRICE            EXPIRATION
NAME                          OPTIONS GRANTED              FISCAL 2000           ($/SHARE)             DATE
-------------------------- ----------------------- ---------------------------- ---------------- ---------------------
Roberto Drassinower                400,000                  15.6%                    $1.44              2/25/10
Bruce Sharpe                        50,000                   1.9%                    $1.44              2/25/10
Peter Sharpe                        50,000                   1.9%                    $1.44              2/25/10
Nick Mongston                       60,000                   2.3%                    $1.44              2/25/10
Jonathan Sachs                      50,000                   1.9%                    $1.44              2/25/10

OPTION VALUES

The following table sets forth the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of the fiscal year ended September 30, 2000. No officer exercised any options during the fiscal year ended September 30, 2000. The value of unexercised in-the-money options is based on the fair market value of the Company's common stock on September 30, 2000, as quoted on the OTC Bulletin Board, minus the actual exercise price.

                          FISCAL YEAR END OPTION VALUES
                   (FOR FISCAL YEAR ENDED SEPTEMBER 30, 2000)

                                              NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                              UNEXERCISED OPTIONS AT SEPTEMBER        IN-THE-MONEY OPTIONS AT
                                                    AT SEPTEMBER 30, 2000             SEPTEMBER 30, 2000 ($)
NAME                                        EXERCISABLE         UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
------------------------------------------- ----------------- ------------------ --------------- ------------------
Roberto Drassinower                             340,010             610,000        $2,378,000       $3,694,000
Bruce Sharpe                                    193,330             190,000        $1,352,000         $278,000
Peter Sharpe                                    193,330             190,000        $1,352,000         $278,000
Nick Mongston                                   -                    60,000                 -         $334,000
Jonathan Sachs                                  193,330             190,000        $1,352,000         $278,000

COMPENSATION OF DIRECTORS

Directors currently do not receive any cash compensation for their services as members of the board of directors, although members are reimbursed for actual and reasonable out of pocket expenses in connection with attendance at board of directors and committee meetings. Directors are eligible to participate in our 2000 Stock Option Plan and may receive options at the discretion of the board of directors. For a description of this plan, please see "Employee Benefit Plans." On February 25, 2000, in consideration for their agreement to serve as directors, we granted to each of Sheldon Inwentash and Michael Mendelson (or their nominees), and Joan Dea options to purchase 80,000 shares of common stock, all at an exercise price of $1.44 per share. Messrs. Inwentash and Mendelson no longer are directors. On July 27, 2000, in consideration for his agreement to serve as a director, we granted to Robert Bagga options to purchase 80,000 shares of common stock, at an exercise price of $7.50 per share. On December 13, 2000, in consideration for their agreement to serve as directors, we granted to each of Lawrence Goldberg and Brock Armstrong 80,000 shares of common stock, all at an exercise price of $3.25 per share. All of these options become exercisable as to one-third of the underlying shares on each of the yearly anniversaries of the date of grant. They expire ten years from the date of grant.

BENEFICIAL OWNERSHIP OF SHARES

The following tables set forth certain information regarding the beneficial ownership of SoftQuad Common Stock as of March 1, 2001, unless otherwise noted, by (i) all persons who, to SoftQuad's knowledge, are beneficial owners of five percent or more of the Common Stock, (ii) each member of the Board of Directors,
(iii) each of the Named Executive Officers, and (iv) all current directors and executive officers of SoftQuad as a group. Unless otherwise noted, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned by them, subject to community property laws, where applicable.

                                                                           AMOUNT AND NATURE OF
NAME AND ADDRESS                                                           BENEFICIAL OWNERSHIP     PERCENT OF CLASS
------------------------------------------------------------------        ----------------------    -----------------
James Clark (1)                                                                   3,220,285              23.2%

Pinetree Capital Corporation (2)                                                  2,710,128              19.5%

VC Advantage Limited Partnership, Thomson Kernaghan & Co. Ltd. and                1,599,778               9.9%
CALP II LP (3)

Hammock Group Ltd. (4)                                                            1,545,667               9.9%

Roberto Drassinower (5)                                                             721,203               5.2%

Jonathan Sachs (6)                                                                  492,857               3.5%

Peter Sharpe (7)                                                                    422,857               3.0%

Bruce Sharpe (7)                                                                    422,857               3.0%

All current directors and executive
-----------------------------------------------------------------------           1,730,250              12.4%
officers of the Company as a group (12 persons) (8)

(1) Mr. Clark's address is Prasanmir Place 164/5 Sukhimrit Soi 23 Bangkok Thailand 10110.

(2) Includes 2,570,560 exchangeable shares of Softquad Acquisition Corp., an Ontario (Canada) corporation ("SAC"), that is a subsidiary of Softquad. Pinetree's address is 130 King Street West, Suite 2810, Toronto, Ontario, Canada M5X 1A9.

(3) Two executive officers of Thomson Kernaghan (including its Chairman) also are executive officers of the general partner of VC Advantage Limited Partnership and the general partner of CALP II LP. Accordingly, Thomson Kernaghan, VC Advantage and CALP II may be considered a group which beneficially owns all of the shares beneficially owned by any of them. Under an agreement with SoftQuad (the "TK Conversion Cap Agreement"), Thomson Kernaghan, VC Advantage and CALP II agreed not to have the right to convert any preferred stock or exercise any warrant or special warrant if, after having given effect to the conversion or exercise, all of them considered as a group would be deemed to beneficially own more than 9.9% of the then outstanding common stock. If not for the TK Conversion Cap Agreement, Thomson Kernaghan, VC Advantage and CALP II, considered as a group, would beneficially own 5,285,715 shares of common stock, including 1,806,738 shares of common stock issuable upon conversion of preferred stock, 91,422 shares of common stock issuable upon exercise of special warrants and 1,787,777 shares of common stock issuable upon exercise of warrants. The address for each of Thomson Kernaghan, VC Advantage and CALP II is Thomson Kernaghan & Co. Limited, 365 Bay Street, 10th Floor, Toronto, Ontario M5H 2V2, Canada.

(4) Under an agreement with SoftQuad (the "Hammock Conversion Cap Agreement"), Hammock agreed not to have the right to convert any preferred stock or exercise any warrant if, after having given effect to the conversion or exercise, it would be deemed to beneficially own more than 9.9% of the then outstanding common stock. If not for the Hammock Conversion Cap Agreement, Hammock would beneficially own 1,545,667 shares of common stock, including 1,267,889 shares of common stock issuable upon conversion of preferred stock and 277,778 shares of common stock issuable upon exercise of warrants. Hammock's address is c/o Thomson Kernaghan & Co. Limited, 365 Bay Street, 10th Floor, Toronto, Ontario M5H 2V2, Canada.

(5) Includes 142,860 exchangeable shares of SAC and 578,343 shares of common stock issuable upon exercise of options.

(6) Includes 142,860 exchangeable shares of SAC and 349,997 shares of common stock. Jonathan Sachs left SoftQuad October 2000.

(7) Includes 142,860 exchangeable shares of SAC and 279,997 shares of common stock issuable upon exercise of options

(8) Includes 428,580 exchangeable shares of SAC and 1,301,670 shares of common stock issuable upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have engaged in financing transactions in which the amount involved exceeded $60,000 with the following persons who, beneficially owned more than 5% of our common stock: Beacon M International Investments Inc. ("Beacon"), Hammock Group Ltd. ("Hammock"), Pinetree Capital Corp. ("Pinetree"), Thomson Kernaghan & Co. Limited, VC Advantage Limited Partnership ("VC Advantage"), CALP II LP and James Clark. One of our former directors, Sheldon Inwentash, is a director and officer of, and owner of a greater than 10% equity interest in, Pinetree. In addition, we have engaged in transactions in which the amount involved exceeded $60,000 with KBL Capital Partners Inc. and KBL Technology Funding Inc. Each of Mr. Inwentash and Michael Mendelson, who also was one of our directors, is a director and officer of KBL Capital Partners. In addition, each of Michael Mendelson and Pinetree is an owner of a greater than 10% equity interest in KBL Capital Partners. Mr. Mendelson is also a director and officer of, and owner of a greater than 10% interest in, KBL Technology Funding. Mr. Clark was chairman and a director of SoftQuad Canada from July 1998 until August 1, 2000. The following is a description of these transactions:

      On November 6, 1998, we issued 2,285,700 shares of common stock to James Clark, at a price of approximately $0.23 per share, for aggregate gross proceeds of $525,711.

      On April 9, 1999, we issued 1,947,040 shares of common stock to Pinetree and 623,055 shares of common stock to James Clark, each at approximately $0.43 per share, for aggregate gross proceeds of $1,105,141. In connection with the issuance of these shares, we issued warrants to purchase 973,520 shares of common stock to Pinetree, and warrants to purchase 311,530 shares of common stock to Mr. Clark, each with an exercise price of $0.43 and we paid an investment advisory fee to KBL Capital Partners of $41,563, plus 58,410 shares of common stock and warrants to purchase 233,645 shares of common stock with an exercise price of $0.43 per share. After the completion of this financing, we entered into an advisory services agreement with KBL Capital Partners under which KBL Capital Partners was to receive $3,330 per month for a term of twelve months (automatically renewable subject to termination by us), together with an advisory fee of $13,300 for advisory services in connection with structuring and venture financing, and an advisory fee of $500,000 for services in connection with preparation, structuring and executing a series of private placements. This advisory services agreement was subsequently amended on July 31, 1999 to extend its initial term to July 31, 2000, which term has subsequently been renewed, and to increase the monthly fee to $6,650 per month. In December 2000, the agreement with KBL Capital Partners was terminated.

      On May 14, 1999, we issued 228,160 shares of common stock to Beacon, at approximately $0.43 per share, for aggregate gross proceeds of $98,110. In connection with that transaction, we issued warrants to purchase 114,080 shares of common stock to Beacon with an exercise price of $0.43 per share, and paid an investment advisory fee to KBL Capital Partners of $4,870, plus 6,845 shares of common stock and warrants to purchase 18,255 shares of comon stock with an exercise price of $0.43 per share.

     On July 30, 1999, KBL Technology Funding acted as agent in connection with the issuance by us of $697,522 of debt. In connection with this issuance, we issued 1,025,000 warrants to purchase shares of common stock to KBL Technology Funding at an exercise price of $0.43 and paid KBL Capital Partners a placement fee of $67,114 plus warrants to purchase 102,500 shares of common stock at an exercise price of $0.43.

     On September 30, 1999, KBL Technology Funding (as agent), James Clark, Pinetree and Beacon sold their warrants to us in exchange for shares of common stock on a 1-for-1 basis, with 1,025,000 shares issued to KBL Technology Funding (as agent), 311,530 shares issued to James Clark, 723,520 shares issued to Pinetree and 718,480 shares issued to Beacon.

     On December 16, 1999, VC Advantage purchased 736,702 shares of our common stock at a price of approximately $1.3574 per share, aggregating $1,000,000. On December 16, 1999, VC Advantage also purchased 1,473,405 shares of Class A preferred stock at approximately $1.3574 per share, aggregating $2 million. In connection with this transaction, VC Advantage received warrants, exercisable on or before December 16, 2002, with an exercise price of $1.3574 per share, to purchase an aggregate of 442,022 shares of common stock of Finance Co., a special purpose vehicle formed to facilitate this financing. In addition, Thomson Kernaghan, for its services as agent in respect of these transactions, received warrants to purchase an aggregate of 221,011 shares of common stock on identical terms and received a sales commission of 7% of the offering (for an aggregate of $210,000).

     On February 25, 2000, in consideration for advisory services rendered, we granted to each of Sheldon Inwenash and Michael Mendelson options to purchase 80,000 shares of common stock, and Bo Manor ( who holds a 7.9% interest in KBL Capital Partners Inc.) options to acquire 60,000 shares of common stock, all at an exercise price of $1.44 per share.

     On February 28, 2000, VC Advantage purchased 1,033,333 shares of Class B preferred stock and Hammock purchased 688,889 shares of Class B preferred stock at a price of $2.90 per share, for aggregate gross proceeds of $5 million. In connection with this transaction, VC Advantage and Hammock received warrants, exercisable on or before February 28, 2003, to purchase an aggregate of 694,445 shares of common stock, with an exercise price of $1.53 per share (Hammock received 277,778 and VC Advantage received 416,667), and Thomson Kernaghan, for its services as agent in respect of this purchase, received warrants to purchase 347,223 shares of common stock on identical terms and received a sales commission of 7% of the offering (for an aggregate of $350,000).

     On February 29, 2000, in connection with our sale of 1,000,000 special warrants at a price of $2.50 per special warrant, Thomson Kernaghan received an agency fee of warrants to purchase 100,000 shares of common stock, with an exercise price of $2.50 per share, exercisable on or before February 28, 2003, and a fee in the amount of 8% of the offering (for an aggregate of $200,000).

     On April 18 and 20, 2000, we issued an aggregate of 200,010 shares of common stock for a purchase price per share of $7.50, special warrants to acquire 1,906,660 shares of common stock at a purchase price per special warrant of $7.50, and warrants to purchase 1,053,335 shares of common stock at an exercise price of $12.50 per share, for gross proceeds of $15,800,025. On June 5, 2000, we issued special warrants to acquire 44,760 shares of common stock at a purchase price per special warrant of $7.50, and warrants to purchase 22,380 shares of common stock at an exercise price of $12.50 per share, for gross proceeds of $335,700. Thomson Kernaghan, for its services as agent in respect of these private placements, received $1,290,858 plus compensation options exercisable at no cost for warrants to purchase 215,143 shares of common stock with an exercise price of $7.50 per share, exercisable at any time on or prior to the second anniversary of the date of effectiveness of the registration statement filed for the shares underlying these warrants.

     On May 29, 2000, we issued 88,409 shares of common stock to Thomson Kernaghan in consideration of financial advisory services provided pursuant to a financial advisory services agreement dated as of December 10, 1999.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans between us and our officers, directors, principal stockholders and their affiliates, will be approved by a majority of the board of directors, including a majority of the independent outside directors on the board of directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

II.      RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed Deloitte as the Company's independent accountants for the year ending September 30, 2001. Deloitte has no relationship with the Company other than that arising from its engagement as independent accountants. Representatives of Deloitte will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

Audit fees billed to the Company by Deloitte for its audit of the Company's annual financial statements for the fiscal year ended September 30, 2000 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission for that year totaled $83,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not engage Deloitte to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended September 30, 2000.

ALL OTHER FEES

Fees billed to the Company by Deloitte during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $181,750.

In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Deloitte.

REQUIRED VOTE

The affirmative vote of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required to ratify the appointment of Deloitte as the Company's independent accountants for the year ending September 30, 2001. The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte as the Company's independent accountants.

III.     APPROVAL OF AMENDMENTS TO THE COMPANY'S 2000 STOCK OPTION PLAN

On March 13, 2001, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, amendments to the Company's 2000 Stock Option Plan (as so amended, the "Plan") which:

         1. increased the number of shares available for issuance under the Plan from a maximum of 4,899,500 to a maximum of 5,500,000 to provide for additional available shares under the Plan for the grant of additional incentives to employees; and

         2. limited the number of shares which could be granted to any one employee in any fiscal year of the Company to 400,000, such limit being a prerequisite for options which may be granted in the future under the 2000 Stock Option Plan to be considered "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and is intended to preserve the federal income tax deductibility by the Company of any compensation expense that may arise from their exercise or disqualifying disposition of the underlying shares.

Prior to the adoption of the amendment, there were 24,230 shares available for the grant of options under the Plan. The Plan is designed to provide an incentive to key employees and non-employee directors of, and consultants to, the Company and to offer an additional inducement in obtaining the services of such persons. The proceeds derived from the exercise of options granted under the Plan will be used for general corporate purposes of the Company.

The following summary of certain material features of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is set forth as Exhibit B to this Proxy Statement.

SHARES SUBJECT TO THE OPTION PLAN AND ELIGIBILITY

The Plan authorizes the grant of options to purchase a maximum of 5,500,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees (including officers and directors who are employees) and non-employee directors of, and consultants to, the Company. Upon expiration, cancellation, termination of unexercised options or forfeiture of the options the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the Plan. All of the employees of the Company are currently eligible to receive grants of options under the Plan.

Set forth in the table below is information as to the number of shares as to which options have been granted to the Named Executive Officers, to each other person who has received 5% of such options, to all current executive officers as a group, to all current directors who are not executive officers as a group and to all current employees, including all current officers who are not executive officers, as a group.

                                                           NUMBER OF
        NAME                                                OPTIONS
        ----------------------------------------------  ----------------
        Roberto Drassinower                                  950,010

        Bruce Sharpe                                         383,330

        Peter Sharpe                                         383,330

        Nick Mongston                                         60,000

        All current executive officers as a group          2,226,670

        All current  directors  who are not  executive
        officers as a group                                  320,000

        All current  employees,  including all current
        officers who are not executive officers,  as a     1,594,677
        group


On March 1, 2001, the high and low closing bid prices per share of the Company's Common Stock as quoted on the OTC Bulletin Board were $2.0938 and $2.00 per share, respectively.

TYPE OF OPTIONS

Options granted under the Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Code, or nonqualified stock options which do not qualify as ISOs ("NQSOs"), provided that ISOs may only be granted to employees of the Company, any parent or subsidiary whether existing at the formation of the Plan or acquired or formed afterwards.

ADMINISTRATION

The Plan is administered by a committee of the Board of Directors (the "Committee") consisting of at least two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. It is also intended that each member of the Committee will be an "outside director" within the meaning of Section 162(m) of the Code. The current members of the Committee are Joan Dea and Robert Bagga.

Among other things, the Committee is empowered to determine, within the express limits contained in the Plan: the employees and consultants to be granted options, the times when options shall be granted, whether an option is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether and under what conditions to accelerate the date of exercise of any option or installment, the form of payment of the exercise price, the amount, if any, required to be withheld with respect to an option and, with the consent of the optionee, to modify an option. The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan and to construe the Plan.

In addition, concurrently with the award of an option, the Committee may authorize the award of additional options (the "Reload Options") to an optionee. Such Reload Options would grant the Optionee the right to purchase shares of Common Stock in an amount equal to the sum of (1) the number of shares of Common Stock, if any, used to pay the exercise price of the option and (2) the number of shares of Common Stock used to satisfy any tax withholding requirement related to the exercise of the option.

TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan will be subject to, among other things, the following terms and conditions:

        (a) The exercise price of each option will be determined by the Committee; provided, however, that the exercise price of an ISO, or any option intended to satisfy the performance-based compensation exemption to the deduction limitation under Section 162(m) of the Code, may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

        (b) Options may be granted for terms determined by the Committee; provided, however, that no option shall be exercisable after the expiration of ten (10) years (five (5) years if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company) from the date of grant of the option.

        (c) The maximum number of shares of the Company's Common Stock for which options may be granted to any optionee in any calendar year is 400,000. In addition, the aggregate fair market value of shares with respect to which ISOs (whether Plan or non-Plan options) may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

        (d) The exercise price of each option is payable in full upon exercise or, if the Committee permitted such exercise in its grant, in installments. Payment of the exercise price of an option may be made in cash, in shares of the Company's Common Stock, by the Company's withholding from the purchased shares an amount having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised or any form of cashless exercise.

        (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee, unless the Committee receives evidence satisfactory to it that a person entitled to exercise any option is, at the time when such option becomes exercisable, a minor or is physically or mentally incompetent to receive such option and give a valid release thereof, at which time the option may be exercised by a person or institution maintaining or having custody of such optionee.

        (f) Except as may otherwise determined by the Committee at the time of grant, if the optionee's relationship with the Company as an employee or consultant is terminated for any reason, the option may be exercised, to the extent exercisable at the time of termination of such relationship, within ninety (90) days thereafter or within ninety (90) days of the registration of the underlying shares under the Securities Act, whichever is later. If employment is terminated due to death or disability, the optionee or the optionee's representative has one (1) year to exercise the option. If an optionee is both an employee (or consultant) and a director of the Company and/or any parent or subsidiary shall be considered to have incurred termination of employment or service only upon the termination of service both as an employee (or consultant) and as a director.

        (g) The Company may withhold a portion of the optionee's salary and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES OR CHANGES OF CONTROL

Appropriate adjustments will be made in the number and kind of shares subject to each outstanding option and the exercise prices of such options in the event of any change in the Company's Common Stock by reason of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or otherwise.

Upon (i) the merger or consolidation of the Company with or into another entity if provision is not made to continue the options, or to substitute new options for the options granted under the Plan; (ii) the dissolution, liquidation or sale or other disposition of all or substantially all the assets of the Company to a person unrelated to the Company or to a direct or indirect owner of a majority of the voting power of the Company's then outstanding voting securities; or (iii) the change in control of the Company (defined as occurring when a person or entity not currently a fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company, the Company or a subsidiary of the Company, or a person who is a ten percent (10%) or greater stockholder of the Company on the date of stockholder approval of the Plan, becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, unless the acquiring entity is owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company), the holder of any option granted under the Plan and still outstanding shall have the right immediately prior to the change of control to exercise such Options in whole or in part without regard to any installment provision, provided that, other than the passage of time, all conditions precedent to the exercise of the options shall have occurred.

DURATION AND AMENDMENT OF THE PLAN

No option may be granted under the Plan after February 25, 2010. The Board of Directors may at any time amend, suspend or terminate the Plan; provided that, to the extent required by applicable law, rule or regulation, no amendment shall be made unless such amendment is made with the approval of the stockholders of the Company. Except as provided in the Plan, no amendment, suspension or termination of the Plan shall adversely affect or impair the rights of any optionee without his or her consent.

UNITED STATES FEDERAL INCOME TAX TREATMENT

The following is a general summary of certain material United States federal income tax consequences of the grant and exercise of the options under the Plan and the sale of any underlying security. This description is based on current law which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee (including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act), and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security. An optionee should consult with the optionee's own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security.

                            ISOs Exercised With Cash
                            ------------------------

No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by the optionee for such shares.

If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

                            NQSOs Exercised With Cash
                            -------------------------

No taxable income will be recognized by an optionee upon the grant of a NQSO. Upon the exercise of a NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares plus the amount of ordinary income so recognized.

Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to a NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

    Exercises Of Options Using Previously Acquired Shares Or By The Company's
    -------------------------------------------------------------------------
                               Withholding Shares
                               ------------------

If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or a NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two-years-from-grant/one-year-after-transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

To the extent that an ISO is exercised by the Company's withholding shares, such exercise will result in a disqualifying disposition of the underlying shares and the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of exercise equal to such amount. The exercise of a NQSO by the Company's withholding of shares will have the same federal tax consequences as the exercise of a NQSO with cash.

                             Alternative Minimum Tax
                             -----------------------

In addition to the United States federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. An optionee holding an ISO should consult with the optionee's tax advisors concerning the applicability and effect of the alternative minimum tax.

CANADIAN FEDERAL INCOME TAX TREATMENT

The following is a summary of the principal Canadian federal income tax considerations generally applicable to the employees of the Company (or of any parent, subsidiary or affiliate of the Company) associated with participating in the Plan and the ownership and sale of the Company's common stock acquired pursuant to the terms of the Plan. This summary applies only to employees who, for the purposes of the INCOME TAX ACT (Canada) (the "Canadian Tax Act"), (i) are resident or deemed to be resident in Canada at all material times; (ii) deal at arm's length with (and are not affiliated with) the Company and any parent, subsidiary or affiliate of the Company; (iii) will hold the Company's common stock as capital property; (iv) own (together with related persons) less than 10% of the Company's outstanding stock at all material times; and (v) acquire ISOs, NQSOs, and/or the Company's common stock pursuant to the terms of the Plan (a "Canadian Optionee"). The Company's common stock will generally be considered to be capital property to a Canadian Optionee unless the Canadian Optionee holds such common stock in the course of carrying on a business or acquired such common stock in a transaction or transactions considered to be an adventure in the nature of trade.

THE FOLLOWING SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR EMPLOYEE. EMPLOYEES ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN TAX ADVISORS FOR ADVICE REGARDING THE CANADIAN INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE PLAN, EXERCISING ANY OPTIONS OR OTHER RIGHTS ACQUIRED UNDER THE TERMS OF THE PLAN AND OWNERSHIP AND SALE OF THE COMPANY'S COMMON STOCK, HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES AND ANY OTHER CONSEQUENCES TO THEM OF SUCH TRANSACTIONS UNDER CANADIAN FEDERAL, PROVINCIAL, LOCAL AND FOREIGN TAX LAWS.

This summary is based upon the current provisions of the Canadian Tax Act and the regulations thereunder in force as of the date hereof (the "Regulations"), and counsel's understanding of the published administrative practices of the Canada Customs and Revenue Agency ("Revenue Canada"). This summary also takes into account specific proposals to amend the Canadian Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted substantially as proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in the law, whether by way of legislative, judicial or governmental action or decision or by way of a change of Revenue Canada's administrative practices, nor does it take into account provincial, territorial or foreign tax legislation or considerations.

                             Incentive Stock Options
                             -----------------------

Income Inclusion
----------------

A Canadian Optionee will not be required to include an amount in calculating his or her income for the purposes of the Canadian Tax Act as a result of the grant of an ISO. Upon exercise of an ISO, a Canadian Optionee will be required to include in income (and pay income tax thereon) the amount, if any, by which the fair market value of the

Company's common stock acquired on the exercise of the ISO exceeds the aggregate of all amounts paid by the Canadian Optionee to acquire and exercise the ISO (the "ISO Benefit Amount"). The ISO Benefit Amount and any amount paid to exercise an ISO will be added to the adjusted cost base to the Canadian Optionee of the common stock so acquired (the "ISO Adjusted Cost Base"). The ISO Adjusted Cost Base will generally be averaged with the adjusted cost base of all other common stock of the Company held by the Canadian Optionee. However, in circumstances where a Canadian Optionee disposes of the common stock so acquired within 30 days of exercising the ISO and certain other conditions are satisfied, the ISO Adjusted Cost Base will not be averaged with the adjusted cost base of all other common stock held by the Canadian Optionee.

50% Deduction
-------------
In certain circumstances, a Canadian Optionee will be entitled to deduct, in computing taxable income, 50% of the ISO Benefit Amount. A Canadian Optionee should consult his or her advisors to determine whether the 50% deduction is available in his or her particular circumstances.

                           Non-Qualified Stock Options
                           ---------------------------

Income Inclusion
----------------
A Canadian Optionee will not be required to include an amount in calculating his or her income for the purposes of the Canadian Tax Act as a result of the grant of an NQSO. Upon exercise of an NQSO, a Canadian Optionee will be required to include in income (and pay income tax thereon) the amount, if any, by which the fair market value of the Company's common stock acquired on the exercise of the NQSO exceeds the aggregate of all amounts paid by the Canadian Optionee to acquire and exercise the NQSO (the "NQSO Benefit Amount"). The NQSO Benefit Amount and any amount paid to exercise an NQSO will be added to the adjusted cost base to the Canadian Optionee of the common stock so acquired (the "NQSO Adjusted Cost Base"). The NQSO Adjusted Cost Base will generally be averaged with the adjusted cost base of all other common stock of the Company held by the Canadian Optionee. However, in circumstances where a Canadian Optionee disposes of the common stock so acquired within 30 days of exercising the NQSO and certain other conditions are satisfied, the NQSO Adjusted Cost Base will not be averaged with the adjusted cost base of all other common stock held by the Canadian Optionee.

50% Deduction
-------------
Under certain circumstances, a Canadian Optionee may be entitled to deduct, in computing taxable income, 50% of the NQSO Benefit Amount. A Canadian Optionee should consult his or her advisors to determine whether the 50% deduction is available in his or her particular circumstances.

                                  Common Stock
                                  ------------

A Canadian Optionee who disposes (or is deemed to dispose) of common stock will generally realize a capital gain (or a capital loss) to the extent that the Canadian Optionee's proceeds of disposition, net of any reasonable costs of disposition, exceeds (or are less than) the adjusted cost base to the Canadian Optionee of such common stock.

Generally, a Canadian Optionee will be required to include in income one-half of any resulting capital gain (a "taxable capital gain") and may deduct one-half of any resulting capital loss (an "allowable capital loss") from taxable capital gains realized by the Canadian Optionee in the year of disposition. Allowable capital losses not deducted in the taxation year in which they are realized may be carried back and deducted in any of the three preceding taxation years, or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years to the extent and in the circumstances described in the Canadian Tax Act. Capital gains realized by a Canadian Optionee may give rise to alternative minimum tax under the Canadian Tax Act. Canadian Optionees should consult their own tax advisers with respect to the alternative minimum tax provisions.

Dividends received by a Canadian Optionee on the Company's common stock will be included in computing income. The gross up and dividend tax credit rules in the Canadian Tax Act will not be applicable. Any U.S. withholding tax paid in respect of the dividend may result in a deduction in computing income or a foreign tax credit subject to the detailed rules in the Canadian Tax Act.

REQUIRED VOTE

The affirmative vote of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required to approve the amendments to the Plan. If the amendments to the Plan are not approved by stockholders, the Company will be unable to grant additional options under the Plan except to replace options which expire unexercised or are canceled, and the Company may not be able to claim tax deductions for the exercise of options by certain executive officers received under the Plan. The Board of Directors recommends a vote "FOR" approval of the amendment to the Plan.

PROPOSALS OF STOCKHOLDERS

Proposals which stockholders wish to be considered for inclusion in the Proxy Statement and proxy card for the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company by November 13, 2001 and must comply with the requirements of Rule 14a-8 under the Exchange Act. Such proposals should be addressed to David R. Lewis, Secretary, at the Company's principal offices, 161 Eglinton Avenue East, Suite 400, Toronto, Ontario Canada M4P 1J5. Notices of proposals submitted outside the processes of Rule 14a-8 of the Exchange Act (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals if received after January 27, 2002.

2000  ANNUAL REPORT TO STOCKHOLDERS

Included with this Proxy Statement is the Company's 2000 Annual Report which contains the Company's Form 10-KSB for the fiscal year ended September 30, 2000. The exhibits to the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000 may be obtained by any stockholder upon written request to David R. Lewis, Secretary, at the Company's principal offices, 161 Eglinton Avenue East, Suite 400, Toronto, Ontario M4P 1J5 Canada. The Company's filings can also be found at http://www.sec.gov.

OTHER MATTERS

The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the Annual Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed return envelope.

     By Order of the Board of Directors,

     /s/ David R. Lewis
     -------------------------
     David R. Lewis

     Chief Financial Officer, Secretary and Treasurer

Dated:  March 13, 2001

                                   PROXY CARD

PROXY                                                                   PROXY

                             SOFTQUAD SOFTWARE, LTD.
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

         The undersigned holder of Common Stock of SOFTQUAD SOFTWARE, LTD., revoking all proxies heretofore given, hereby constitutes and appoints Roberto Drassinower, David Lewis and Andrew Muroff, and each of them, Proxies, with full power of substitution for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the 2001 Annual Meeting of Stockholders of SOFTQUAD SOFTWARE, LTD., to be held at Le Royal Meridien King Edward Hotel, Toronto, Ontario, Canada on Tuesday, April 10, 2001 at 4:00 p.m., local time, and at any adjournments or postponements thereof.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

         Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR the nominees listed to serve as a directors, FOR the ratification of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending September 30, 2001, and FOR approval of the amendments to the Company's 2000 Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES, FOR THE RATIFICATION OF DELOITTE & TOUCHE, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001, AND FOR APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 2000 STOCK OPTION PLAN.

1.  Election of Directors               |_| FOR all listed nominees
                                        |_| WITHHOLD AUTHORITY to vote for all listed nominees

                   Nominees: Roberto Drassinower, Andrew Muroff, Joan Dea, Brock Armstrong and Lawrence Goldberg.

                   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THAT NOMINEE'S NAME IN
                   THE LIST PROVIDED ABOVE.)

2.  Approval of Deloitte & Touche, LLP as                     |_| FOR    |_| AGAINST   |_| ABSTAIN
         independent auditors

3.  Ratification of the amendments to the Company's           |_| FOR    |_| AGAINST   |_| ABSTAIN
         2000 Stock Option Plan

The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE.




                                                         The shares represented by this Proxy
                                                 will be voted in the manner directed. In the
                                                 absence of any direction, the shares will be
                                                 voted FOR the nominees listed to serve as a
                                                 directors, FOR the ratification of Deloitte &
                                                 Touche, LLP as the Company's independent
                                                 auditors for the fiscal year ending September
                                                 30, 2001, and FOR the approval of the amendments
                                                 to the Company's 2000 Stock Option Plan. Dated:
                                                 __________________________________, 2001

                                                 --------------------------------------------------

                                                 --------------------------------------------------
                                                                  Signature(s)

                                                         (Signature(s) should conform to names as
                                                 registered. For jointly owned shares, each owner
                                                 should sign. When signing as attorney, executor,
                                                 administrator, trustee, guardian or officer of a
                                                 corporation, please give full title).

                                          PLEASE MARK AND SIGN ABOVE AND
                                                 RETURN PROMPTLY.


                                                       -2-